SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

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[  X  ]     Definitive Proxy Statement
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[     ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Umpqua Holdings Corporation
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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



                         UMPQUA HOLDINGS CORPORATION
                              445 S.E. Main St.
                            Roseburg, Oregon 97470
             ___________________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 28, 1999
             ___________________________________________________

To the shareholders of Umpqua Holdings Corporation:

      Notice is hereby given that the first annual meeting of shareholders of Umpqua Holdings Corporation will be held at the principal office of the South Umpqua Bank located at 445 S.E. Main St., Roseburg, Oregon, on Wednesday, April 28, 1999, at 7:00 p.m. for the following purposes:

            (1) To elect directors to serve either one, two, or three year terms or until their successors are duly elected and qualified;

            (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on March 26, 1999, are entitled to vote at the meeting or any adjournments thereof.

      Further information regarding voting rights and the business to be transacted at the meeting is given in the accompanying proxy statement. Your continued interest as a shareholder in our growth and development, is genuinely appreciated by the officers and employees who serve you.

April 2, 1999                 BY ORDER OF THE BOARD OF DIRECTORS


                              Julie M. Ryan
                              Corporate Secretary


                            YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and promptly return the attached proxy using the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. Attendance at the meeting will not, of itself, revoke a previously given proxy.

                         UMPQUA HOLDINGS CORPORATION
                              445 S.E. Main St.
                            Roseburg, Oregon 97470

                               PROXY STATEMENT

      This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Umpqua Holdings Corporation of proxies to be used at the annual meeting of shareholders scheduled for April 28, 1999. This proxy statement and the enclosed form of proxy are being mailed to shareholders on or about April 2, 1999, together with our 1998 Annual Report to Shareholders.

      Only the holders of common stock as shown on our records as of March 26, 1999, are entitled to notice of, and to vote at, the meeting. A quorum for the purpose of transacting business requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares. An abstention from a given matter will not affect the presence of the shares as to determination of a quorum. At the close of business on March 26, 1999, there were 7,667,552 shares of common stock issued and outstanding, with each share being entitled to one vote. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not accumulate votes.

      Proxies in the form enclosed are being solicited by the Board of
Directors.   Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote. A proxy may be revoked prior to its exercise at the meeting by presenting a proxy bearing a later date or submitting a written revocation to Julie M. Ryan, Corporate Secretary, at South Umpqua Bank, 445 S.E. Main St., Roseburg, Oregon, prior to commencement of the meeting, or by oral request or submission of such an instrument of revocation at the meeting if the shareholder is present at the meeting. However, a shareholder who attends the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

      If a proxy in the enclosed form is executed and returned, the shares represented will be voted according to your instructions. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors, and in the proxy holder's discretion on any other matters that may properly come before the shareholders at the meeting.

      Umpqua Holdings Corporation will bear the cost of this proxy solicitation. We do not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.

                           BUSINESS OF THE MEETING

Agenda Item 1.  Election of Directors

      As of March 12, 1999, South Umpqua Bank completed a reorganization and as a result became a subsidiary of Umpqua Holdings Corporation. Shareholders of South Umpqua Bank became shareholders of Umpqua Holdings Corporation.
This meeting is the first annual meeting of Umpqua Holdings Corporation.

      Under Oregon law, the initial board of directors must stand for election at the first annual meeting of shareholders. Umpqua Holdings Corporation's Articles of Incorporation and Bylaws, like South Umpqua Bank's, provide that directors are elected to serve staggered three year terms of office. The Bylaws of Umpqua Holdings Corporation establish the number of directors between 6 and 19, with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is currently set at nine.

      All nine director positions are open for election to one of three classes with terms expiring, respectively, in one, two or three years. Thereafter, at each annual meeting, directors will be elected to fill their respective terms until their successors are duly elected and qualified.

      Directors are elected by a plurality of votes, and shareholders are not entitled to accumulate votes in the election of directors. The Board is nominating the following individuals to the specified class to serve the terms indicated above their names. Each of the nominees except Mr. Chambers are currently serving as directors of both Umpqua Holdings Corporation and South Umpqua Bank.


              CLASS I             CLASS II               CLASS III
        (term expires 2000)  (term expires 2001)    (term expires 2002)

          Scott Chambers     Frances Jean Phelps     David B. Frohnmayer
          Ronald O. Doan      Raymond P. Davis         Neil D. Hummel
           Allyn C. Ford       Harold L. Ball
                               Lynn K. Herbert


      It is the intention of the persons named in the proxy to vote FOR the election of the nominees listed above. If any nominee is not available for election, the proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board may designate. Management has no reason to believe any nominee will be unavailable.

      The Board recommends a vote FOR the election of all nominees.

Information Regarding Executive Officers and Directors

      The age, business experience, and position of each of the nominees for director and executive officers for the past five years has been as follows:

      Raymond P. Davis, age 49, serves as Director, President and Chief Executive Officer. Mr. Davis has served as Director, President and Chief Executive Officer of South Umpqua Bank since June, 1994. Prior to joining South Umpqua Bank in 1994, he was President of US Banking Alliance in Atlanta, Georgia, a bank consulting firm. Mr. Davis holds a bachelor's degree from the University of Nevada, Reno. He has 20 years experience in banking and banking related industries and 3 years experience as a certified public accountant.

      Steven A. May, age 46, serves as Senior Vice President/Retail Banking, a position he has held since 1994. Prior to that time, Mr. May served as Vice President and District Manager of the US Bank of Oregon from 1988 to 1994, as the administrator of a group of four retail branches. He holds a bachelor's degree from Oregon State University.

      Gerald (Gary) L. Pierpoint, age 60, was hired in 1996 as Senior Vice President/Eugene Operations of South Umpqua Bank and has over 35 years of banking experience. Mr. Pierpoint served as Vice President and Regional Manager of the Bank of California in Eugene, Oregon (1989 to 1996) and as Regional Vice President of First Interstate Bank (1983-89).

      Daniel A. Sullivan, age 47, was hired in November 1997 as Senior Vice President and Chief Financial Officer of South Umpqua Bank. Prior to that time, Mr. Sullivan served as Senior Vice President and Controller for US Bancorp in Portland, Oregon (1983 to 1996). Mr. Sullivan is a certified public accountant and holds a bachelor's degree from the University of Oregon. He has also worked as Vice President of Finance for Instromedix of Hillsboro, Oregon, and as a CPA for Deloitte & Touche in their Portland, Oregon office.

      Harold L. Ball, age 61, serves as a Director and has served as a Director of South Umpqua Bank since 1990. Mr. Ball is the President and Chief Executive Officer of Orenco Systems, Inc., located in Sutherlin, Oregon, that produces hardware to implement filter and pressure sewer designs. Mr. Ball earned a bachelor's degree in engineering from the University of California at Berkeley and a master's degree in engineering from the University of California at Davis and has 36 years of civil engineering experience in public works and private practice. Mr. Ball is past president of the Oregon Onsite Wastewater Association.

      Ronald O. Doan, age 54, serves as a Director and has served as a Director of South Umpqua Bank since 1995. Mr. Doan is the General Business Director of Pacific Power and Light Co., an electric utility company, for Mid and Southern Oregon and Northern California. Mr. Doan has 31 years of management, sales, and human resources experience with Pacific Power and currently works at the Roseburg, Oregon, office. Mr. Doan served as President of the Douglas County Industrial Development Board and the Roseburg Area Chamber of Commerce. In 1994, Mr. Doan was honored as the Roseburg First Citizen of the Year. Mr. Doan received his bachelor's degree from Oregon State University.

      Allyn C. Ford, age 57, serves as Chairman of the Board of Directors and has served as a Director of South Umpqua Bank since 1971. Mr. Ford is President and General Manager of Roseburg Forest Products, a company located in Roseburg, Oregon, that is a fully integrated wood products manufacturer. Mr. Ford has over 29 years of management experience with Roseburg Forest Products. Mr. Ford received an MBA from Stanford University and his bachelor's degree from Yale University.

      David B. Frohnmayer, age 58, serves as a Director and has served as a Director of South Umpqua Bank since 1996. Mr. Frohnmayer is the President of the University of Oregon in Eugene, and has served in that capacity since 1994. He is the former Dean of the University of Oregon School of Law and former State of Oregon Attorney General. Mr. Frohnmayer has an A.B. from Harvard University and bachelor's and master's degrees from Oxford University.

      Lynn K. Herbert, age 47, serves as a Director and has served as a Director of South Umpqua Bank since 1993. Mr. Herbert is Manager of Herbert Lumber Co. in Riddle, Oregon, and has served in that capacity since 1988. Mr. Herbert has over 19 years of management experience with Herbert Lumber Co. Mr. Herbert is a graduate of the Executive Management Program for Small Business of Stanford University and holds a bachelor's degree from Oregon State University. Mr. Herbert is the son of Milton Herbert, a significant shareholder and one of the founders of South Umpqua Bank.

      Neil D. Hummel, age 52, serves as a Director and has served as a Director of South Umpqua Bank since 1986. Mr. Hummel is the owner of and a broker with The Neil Company Real Estate in Roseburg, Oregon. He has over
20 years of experience as a real estate agent and broker. Mr. Hummel holds a bachelor's degree from the University of Oregon.

      Frances Jean Phelps, age 55, serves as a Director and has served as a Director of South Umpqua Bank since 1997. Ms. Phelps has served as the Executive Director of Relief Nursery, a private nonprofit child abuse prevention agency in Eugene, Oregon, since 1984. She received a bachelor's degree from the University of Southern California.

      Scott Chambers, age 39, is a nominee for Director. Mr. Chambers is President of Chambers Communication Corp. of Eugene, Oregon--a telecommunications company that owns and operates cable television systems, network broadcast television stations, a film and video production company, and an interest in a computer animation company. Mr. Chambers serves on the Executive Board for CableLabs and is a board member of the National Cable Television Association. He attended the University of Oregon and Oregon State University and earned his bachelor of science degree in Business Administration.

      Richard L. Petterson, age 65, serves as a Director and has served as a Director of South Umpqua Bank since 1988. Mr. Petterson is the retired owner of Del's Building Supply of Myrtle Creek, Oregon--a retail hardware, lumber, and building supplier. Mr. Petterson holds a master's degree from Humboldt State University. Mr. Petterson is resigning as a Director of Umpqua Holdings Corporation and South Umpqua Bank at the end of his term, which is the date of the meeting.

      South Umpqua Bank held 15 meetings of the Board of Directors during 1998. All directors attended at least 75 percent of the total number of meetings held during 1998.

Committees of the Board of Directors

      The Audit Committee appoints and reviews and approves the reports of our independent public accountants, regulatory examinations and internal audit reports. Reports of all examinations are reviewed with the entire Board. The committee consists of directors Hummel (Chairperson), Doan and Phelps.

      The Budget, Compensation and Expansion Committee reviews and oversees our budgeting process, compensation and expansion strategies. On a monthly basis, the results of their meetings are reviewed with the entire Board of Directors. The committee consists of directors Doan (Chairperson), Ball, Herbert, Davis and Hummel.

      The Loan and Investment Committee approves certain loans, reviews the adequacy of our allowance for loan losses, maintains an appropriate balance in the interest rate sensitivity of our loan and investment portfolios, and determines the liquidity, type and term of investment securities we purchase. The committee consists of directors Herbert (Chairperson), Ball, Davis and Hummel.

      The Business and Development Committee, consisting of directors Phelps (Chairperson), Davis, and Hummel, is responsible for reviewing our overall marketing and business development strategies, which include deposit growth, return on quality service and new product announcements.

      The Strategic Positioning Committee, consisting of directors Frohnmayer (Chairperson), Doan, Hummel, Phelps, Herbert, and Davis, is responsible for development of our long term strategic plan and new strategic initiatives.

Director Compensation

      Each non-employee director received a fee of $600 per month during 1998. The Chairman received $800 per month. The President received no additional compensation for his service on the Board or any of its committees. Directors can elect to receive their compensation in stock rather than cash.

Executive Compensation

      The following table sets forth all compensation paid during the last three calendar years to Mr. Davis, Mr. Pierpoint, Mr. May, and Mr. Sullivan. No other executive officer received salary and bonuses during the year ended December 31, 1998, in excess of $100,000.


                                    Summary Compensation Table
---------------------------------------------------------------------------------------------------
                                                                        Other          All
                                                                        Annual        Other
Name and Principal Position           Year      Salary      Bonus(1)    Comp. (2)      Comp.
----------------------------------    ------   ----------   ---------   ---------    ---------

Raymond P. Davis, President and       1998      $166,500     $51,750     $ 7,750     $ 16,549  (4)
Chief Executive Officer               1997      $155,468     $48,150     $ 8,430     $276,559  (3)
                                      1996      $143,832     $45,000     $ 8,400     $285,580  (3)

Gerald (Gary) L. Pierpoint, Sr.       1998      $ 98,880     $14,820     $ 8,400     $  9,216  (4)
Senior Vice President/Eugene          1997      $ 96,000     $19,200     $ 5,640     $ 11,604  (4)
Operations                            1996      $ 96,000     $19,200     $15,640     $ 10,497  (4)

Steven A. May, Senior Vice            1998      $ 84,800     $20,000     $ 1,750     $  7,860  (4)
President/Retail Banking              1997      $ 80,000     $20,000     $ 1,680     $  9,236  (4)
                                      1996      $ 77,500     $17,200     $ 1,680     $  8,638  (4)

Daniel A. Sullivan, Senior Vice       1998      $ 97,923     $20,900     $ 4,486            -
President and  Chief Financial        1997      $ 15,833     $14,033           -            -  (5)
Officer                               1996             -           -           -            -  (5)

______________

(1) Includes bonuses paid, or to be paid, during the subsequent year but attributable to the year indicated.

(2) Perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for any of the periods indicated.

(3) In connection with the grant of stock options to Mr. Davis in 1995, the Bank entered into a stock appreciation rights agreement ("SAR") providing for a cash payment to him of an amount determined by the increase in the market price of the Bank's Common Stock in each of the years ended December 31, 1995, 1996 and 1997. Mr. Davis' entitlement to the payment was conditioned upon his continuing as an employee and President through year end 1997. Under the SAR, he was entitled to a payment of $777,594 upon the expiration of the SAR as of December 31, 1997, reflecting the significant increase in market value of the Bank's Common Stock over the preceding three years, which payment was made in February 1998. The amounts included in 1996 and 1997 as other compensation reflect that portion of the SAR expiring in each of those years, as well as the Bank's contribution to the 401(k) Profit Sharing Plan for Mr. Davis' benefit.

(4) Consists of the Bank's contribution to employees' the 401(k) Plan for Mr. Davis's, Mr. May's and Mr. Pierpoint's benefit.

(5)   Mr. Sullivan started working for South Umpqua Bank in November, 1997.

Executive Compensation Plans and Agreements

      Incentive Plan for Senior Management. Our Incentive Plan provides for a performance incentive payable to the President/CEO at least annually. Payment is targeted to be 30% of the President/CEO's year-end rate of base pay for the year in question if we meet or exceed our projected financial goals for the preceding year. The amount of bonuses (which can exceed the target) is solely in the discretion of the Board of Directors. Distribution normally occurs during the first quarter of the following year.

      The plan for other key executives is payable at least annually, and is targeted at 20% of the Executive's base pay for the year. Payment of such performance bonus is contingent upon both our performance and the executive's personal performance during the year. Distribution normally occurs during the first quarter of the following year.

      Employment and Change of Control Agreements. We have entered into special agreements with certain executive officers. These agreements are intended to motivate the executives to remain employed by us. We have entered into an agreement expiring in July 2000 with Raymond P. Davis that provides for his employment as President and Chief Executive Officer and further provides for a payment of an amount equal to nine months' base salary, plus any pro-rated executive incentive bonus if we terminate his employment for any reason other than "cause." In addition, we agreed to provide medical benefits to Mr. Davis for the maximum time allowed by law. Should Mr. Davis's employment terminate as a result of a change in control, the agreement provides for payment of an amount equal to two times the average of the total annual compensation (including incentive bonuses) paid to Mr. Davis during the last two full calendar years of employment.

Stock Option Plan

      We have a non-qualified stock option plan which was approved by shareholders during 1995. The plan reserves an aggregate of 1,150,000 shares of common stock for grants to key employees. The Board of Directors designates those key employees who are eligible. The maximum number of shares which may be issued at any given time is limited to 10% of the shares outstanding at the time the options are granted, excluding shares issued pursuant to the plan. Options granted under the plan may have a term not exceeding 11 years from the date of grant and the exercise price of the options will not be less than the fair market value of the common stock on the date of grant.

      The purpose of the plan is to provide additional incentive to key employees to enhance shareholder value by giving them an opportunity to participate in the increase of such value and gain an ownership interest. The Board of Directors has granted options to five executive officers. Vesting of such options occurs annually based on our financial performance for each fiscal year measured by the return on equity and return on assets. If such performance standards are not met, the options vest on the sixth anniversary of the date of grant.

                                                     Options Granted in Last Fiscal Year
                              -------------------------------------------------------------------------------------------------
                                                                                                       Potential Realizable
                                                                                                          Value at Assumed
                                                                                                       Annual Rates of Stock
                                                                                                         Price Appreciation
                                                      Individual Grants                                 for Option Term (1)
                              -------------------------------------------------------------------    --------------------------

                               Number of        Percentage of
                               Securities       Total Options        Exercise
                               Underlying         Granted to           Price         Expiration
                                Options          Employees in      (Dollars per         Date           5%($)          10%($)
                                Granted          Fiscal Year          Share)
                              -------------     ---------------    --------------    ------------    ----------     -----------
Raymond P. Davis                    50,000               38.4%             12.00          4/1/09       477,500       1,263,500
Steven A. May                       20,000               15.4%             12.00          4/1/09       191,000         505,400
Daniel A. Sullivan                  20,000               15.4%             12.00          4/1/09       191,000         505,400
Gerald (Gary) L.                    20,000               15.4%             12.00          4/1/09       191,000         505,400
Pierpoint


_______________
(1) The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

                                     Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values (1)
                               ----------------------------------------------------------------------------------------------
                                                                   Number of Securities            Value of Unexercised
                                                                   Underlying Unexercised          In-the-Money Options
                                                                   Options at FY-End (#)             at FY-End ($) (2)
                                                                 --------------------------    ------------------------------
                                  Shares            Value
Name                            Acquired on       Realized       Exercisable   Unexercisable   Exercisable      Unexercisable
                               Exercise (#)          ($)
---------------------------    --------------    ------------    -----------   -------------   ------------     -------------
Raymond P.  Davis                    -                -             270,825         50,000        1,909,316                -
Steven A. May                      9,200           82,656             4,600         29,200           27,370           54,740
Daniel A. Sullivan                   -                -               8,000         36,000            4,480           17,920
Gerald (Gary) L. Pierpoint           -                -               4,000         32,000           36,000           54,000


_____________________

(1) All share amounts have been adjusted to reflect subsequent stock dividends and stock splits through March 26, 1999.

(2) On December 31, 1998, the market price of the Bank's Common Stock was $9.75 per share. For purposes of the foregoing table, all stock options issued before 1998 have an exercise price less than that amount and are therefore considered to be "in-the-money" and have a value equal to the difference between $9.75 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. All stock options issued in 1998 were issued at $12.00 per share and are therefore not "in-the-money" at fiscal year end.

Transactions with Directors and Officers

      Some of the directors and officers and members of their immediate families and firms and corporations with which they are associated have been parties to transactions with South Umpqua Bank, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the aggregate outstanding amount of all loans to officers and directors was approximately $2,397,193 which represented 6.6% of our consolidated shareholders' equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

                COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

      With the public offering in April, 1998, South Umpqua Bank became subject to the reporting requirements of the Securities Exchange Act of 1934. As a state bank, South Umpqua Bank filed its periodic reports, proxy material, and other information with the FDIC. Upon completion of the reorganization, Umpqua Holdings Corporation assumed the obligations of South Umpqua Bank, and now files its periodic reports, proxy material, and other information with the SEC.

      Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors and persons who beneficially own more than 10 percent of the common stock file an initial report of their beneficial ownership of common stock and periodically report changes in their ownership. The reports must now be made with the Securities and Exchange Commission with a copy sent to us.

      Based solely upon our review of the copies of the Section 16 filings that we received with respect to the fiscal year ended December 31, 1998, we believe that all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

                           STOCK PERFORMANCE GRAPH

      The chart, shown below, compares the yearly percentage change in the cumulative shareholder return on Umpqua Holdings Corporation's common stock during the five fiscal years ended December 31, 1998, with (I) the Total Return Index for The NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices, and (ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1993, in Umpqua Holdings Corporation's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends. Prior to April 1998, Umpqua Holdings Corporation common stock was not quoted on NASDAQ. Prior to its listing on NASDAQ trading activity was limited. For purposes of computing return information for the periods being compared, the chart is based on price information for trades that were reported to Umpqua Holdings Corporation prior to April 1998. Price information for December 31, 1998, was obtained by using the NASDAQ quote as of that date.


                         UMPQUA HOLDINGS CORPORATION
                  (formerly South Umpqua Bank Common Stock)
                           TOTAL RETURN PERFORMANCE

                ---------------------------------------------------------------
Total Return                          As of December 31
                ---------------------------------------------------------------
                1993       1994        1995       1996       1997        1998
                ----       ----        ----       ----       ----        ----
Umpqua
Holdings        $100      $140.34    $201.47    $244.99    $468.74     $464.45
Corporation

NASDAQ
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                                       10

                 SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

      The following table sets forth the shares of common stock beneficially owned as of March 26, 1999, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of our common stock:


                                                  Number of
                                                   Shares         Percentage of
Name                                            Beneficially          Class
                                                  Owned (1)
---------------------------------------------  --------------     -------------

Lynn K. Herbert, Director                            525,996 (3)           6.9%
Raymond P. Davis, Director, President & CEO          295,282 (4)           3.9%
Allyn C. Ford, Director                               88,885 (5)           1.2%
Neil D. Hummel, Director                              37,530 (6)              *
Harold L. Ball, Director                              31,254 (7)              *
Richard L. Petterson, Director                        18,067 (2)              *
Gerald (Gary) L. Pierpoint, Executive                 16,277 (8)              *
Officer
Daniel A. Sullivan, Executive Officer                 11,200 (9)              *
Steven A. May, Executive Officer                       9,600 (10)             *
Frances Jean Phelps, Director                          5,667 (2)              *
David B. Frohnmayer, Director                          4,470 (2)              *
Ronald O. Doan, Director                               4,356 (2)              *
Scott Chambers, Director                                 684                  *
All directors and executive officers as a           1,064,620 (2-11)       13.9%
group (14 persons)
Milton Herbert, shareholder, Canyonville, OR          906,342 (2)          11.8%

_________________
*     Less than 1.0%.

(1) Shares held directly with sole voting and investment power, unless otherwise indicated, and shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share.

(2)   Includes shares held with or by his/her spouse.

(3) Includes shares held jointly with his spouse. Includes shares held as custodian for minor children.

(4) Includes shares held jointly with or by his spouse. Includes 256,425 shares covered by options exercisable within 60 days.

(5)   Includes 71,572 shares held as Agent for Ford Family Investment Pool.

(6) Includes shares held jointly with his spouse and includes 19,836 shares held as trustee for The Neil Co. Realtors Money Purchase Pension Plan.

(7) Includes shares held jointly with or by his spouse. Does not include shares beneficially owned by Mr. Ball's adult sons as to which shares Mr. Ball disclaims beneficial ownership.

(8)   Includes 13,000 shares covered by options exercisable within 60 days.

(9)   Includes 9,000 shares covered by options exercisable within 60 days.

(10)  Includes 9,600 shares covered by options exercisable within 60 days.

(11)  Includes 319,525 shares covered by options exercisable within 60 days.

   REPORT OF THE BUDGET, COMPENSATION AND EXPANSION COMMITTEE ON EXECUTIVE
                                 COMPENSATION

      The Budget, Compensation and Expansion Committee is responsible for establishing and administering our executive compensation program.

Compensation Philosophy and Objectives

      The philosophy underlying the development and administration of our compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

o Set base compensation at a level to attract and retain competent executives.

o Establish incentive compensation plans which deliver bonuses based on the financial performance of the company.

o Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to the company's business challenges and opportunities, as owners rather than just employees.

      The objective in determining base salaries for executives is to set levels that are competitive and commensurate with the level of responsibility assumed. The 1995 Stock Option Plan is the vehicle by which executives can earn additional compensation depending on our financial performance. Grants are made at the discretion of the Board of Directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from these options when our stock appreciates over the long term.

Budget, Compensation and Expansion Committee Members

      Ronald O. Doan (Chairperson)
      Lynn K. Herbert
      Neil D. Hummel
      Harold L. Ball
      Raymond P. Davis

Agenda Item  2.  Other Business

      At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

      The Board knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

                   PROXIES AND VOTING AT THE ANNUAL MEETING

      Each copy of this proxy statement sent to shareholders is accompanied by a proxy solicited by the Board of Directors for use at the 1999 annual meeting of shareholders and any adjournments thereof. Only holders of record of common stock at the close of business on March 26, 1999, are entitled to notice of, and to vote at, the meeting. Shareholders will vote on the election of directors and consider such other matters as may properly come before the meeting. Shares represented by properly executed proxies will be voted at the meeting in accordance with the instructions on the proxy. If no instructions are given, the shares represented thereby will be voted in favor of the persons nominated by the Board to serve as directors and in the discretion of the proxy holders on such other matters that may be considered at the meeting. Ballots and proxies will be counted by employees appointed by management.

      Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote. A proxy may be revoked prior to its exercise at the meeting by presentation of a proxy bearing a later date or by submitting a written revocation to Julie Ryan, Corporate Secretary, at 445 S.E. Main St., Roseburg, Oregon, before the meeting, or by oral request or submission of such an instrument of revocation at the meeting if the shareholder is present. However, a shareholder who attends need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

      SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED EVEN IF THEY ARE PLANNING TO ATTEND THE MEETING.

      Our authorized capital stock consists of 20,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock. As of March 26, 1999, there were 7,667,552 shares of common stock issued and outstanding and entitled to vote at the meeting, held by approximately 608 shareholders of record, and no shares of preferred stock issued and outstanding. As of March 26, 1999, directors, executive officers, and principal shareholders, together with their affiliates, had beneficial ownership of 1,970,962 shares (representing 25.7%) of the total outstanding shares, all of which are entitled to vote.

      A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. Shares that are not represented in person or by proxy may not be counted toward a quorum or in favor of any proposition. Shares represented at the meeting, in person or by proxy, will be counted toward a quorum, and thereafter, an abstention from a given matter will not affect the presence of the shares as to determination of a quorum. Other than the election of directors, any action to be taken by the shareholders must receive the affirmative vote of the majority of shares represented at the meeting. An abstention from approval of any matter will not be counted as a vote in favor of that matter and, except in the election of directors, will thus have the effect of a vote against that matter. An abstention with respect to the election of directors will have no effect as a vote for or against any nominee, because the directors are elected by a plurality of the votes cast; nominees receiving the most votes will be elected. Each share is entitled to one vote. Shareholders do not have the right to accumulate votes for directors.

                    INFORMATION AVAILABLE TO SHAREHOLDERS

      Our annual report is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report may be obtained without charge by writing to Daniel A. Sullivan, Senior Vice President and Chief Financial Officer, at South Umpqua Bank, 445 S.E. Main St., Roseburg, Oregon 97470. South Umpqua Bank was required to file periodic reports and other information with the FDIC pursuant to the Securities Exchange Act of 1934 and the rules thereunder. The reporting obligations of South Umpqua Bank became our obligations with the reorganization of South Umpqua Bank as our subsidiary. Our reports are filed with the SEC.

      Copies of the public portions of reports to the FDIC may be inspected and copied at the office of the FDIC, 550 17th St. N.W., Washington, D.C. Certain financial information filed by South Umpqua Bank with the FDIC is available electronically at the FDIC's internet web site at www.fdic.gov.

      Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC's internet web site at www.sec.gov.

                        INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP, independent Certified Public Accountants, audited the consolidated financial statements of the Bank for the year ended December 31, 1998. Representatives of KPMG are expected to be present at the annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.

                          PROPOSALS OF SHAREHOLDERS

      Any shareholder who wishes to submit a proposal for consideration at the Bank's next annual meeting must submit the proposal no later than November 26, 1999.

                               REVOCABLE PROXY

                         UMPQUA HOLDINGS CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 28, 1999

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Allyn C. Ford and Neil Hummel, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of Common Stock of Umpqua Holdings Corporation at the annual meeting to be held on April 28, 1999, and any adjournments thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. Election of directors.  [  ] FOR all nominees listed    [  ] WITHHOLD
                                below (except as marked         AUTHORITY
                                to the contrary below)          to vote for all
                                                                 nominees
                                                                 listed below

INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.

             CLASS I            CLASS II             CLASS III
          (term expires    (term expires 2001)     (term expires
              2000)                                    2002)

          Scott Chambers   Frances Jean Phelps        David B.
                                                     Frohnmayer
          Ronald O. Doan    Raymond P. Davis       Neil D. Hummel
          Allyn C. Ford      Harold L. Ball
                             Lynn K. Herbert

2. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. Proxies may vote in their discretion as to other matters which may come before the meeting.


Dated: ----------------------, 1999       ------------------------------------


                                          ------------------------------------
      [LABEL]                             Please date and sign exactly
                                          as your name appears on your stock
                                          certificate(s) (which should be the
                                          same as the name on the address
                                          label on the envelope in which this
                                          proxy was sent to you), including
                                          designation as executor, trustee,
                                          etc., if applicable.  A corporation
                                          must sign its name by the president
                                          or other authorized officer.  All
                                          co-owners must sign.